Exhibit 99.1

Landi Renzo and Clean Energy Combine Compressor Businesses Setting Up
A New Global Powerhouse

New Company Well-Positioned to Take Advantage of Move from Diesel to Natural Gas

CAVRIAGO, ITALY and NEWPORT BEACH, Calif., U.S.A. – November 27, 2017 – Landi Renzo S.p.a. and Clean Energy Fuels Corp. (Nasdaq: CLNE) announced today that the two companies are combining their compressor manufacturing subsidiaries to form a new standalone company that will immediately become one of the leading suppliers of natural gas compressors and other related products across the entire globe. Landi Renzo’s SAFE, with a strong presence in Europe and Asia, and Clean Energy Compression, which is well established in the North and South America markets, will combine manufacturing and support operations and equip an international sales team with an expanded line of quality compressors featuring the latest technologies.

Upon closing, Landi Renzo will own 51% of the new company and take over operational management, while Clean Energy will retain a 49% ownership. The combined company will be headquartered in San Giovanni Persiceto (BO), Italy and retain Clean Energy’s manufacturing operation in Chilliwack, British Columbia, Canada.

“The world is rapidly waking up to the harmful impact that diesel is having on air quality,” said Cristiano Musi, who is currently Group CEO of Landi Renzo and will also be the CEO of the new company. “Natural gas is an obvious alternative for vehicles because it burns much cleaner, is plentiful around the world and there is a growing engine portfolio to choose from. This newly formed compressor company will be uniquely positioned to take advantage of the trend towards natural gas with a global footprint and a great product offering.”

“SAFE and Clean Energy Compression’s businesses when combined, establish a completely complementary structure in geography, expertise and highly competitive products,” said Andrew J. Littlefair, President and CEO of Clean Energy. “Consolidating operations and corporate functions is expected to enable the new company to focus on manufacturing efficiencies with the best technologies and reduce redundant overhead, resulting in improved margins.”

The new company will be able to take advantage of its global positioning, product offering and market penetration required to meet the growing demand of transportation fleets that seek solutions to replace diesel. Strict environmental policies are being adopted around the world to address air quality problems caused by polluting NOx emissions. Improved natural gas engine technology and a more abundant supply of renewable natural gas (RNG) allows some large vehicles to reduce their emissions by 90% and cut climate-changing greenhouse gases by 70% versus diesel.

The combination of SAFE and Clean Energy Compression will allow the new company to automatically achieve leading positions in Europe and North American and lay the foundation to accelerate growth in new geographies of the Middle East, Africa and Asia.

Landi Renzo is the global leader in the LPG and Methane gas components and systems for motor vehicle sector. The Company is based in Cavriago (Reggio Emilia) and has over 60 years’ experience in the sector, and is renowned for the extent of it international activities in over 50 countries, with export sales of about 80%. Landi Renzo S.p.A. has been listed on the STAR segment of the MTA Market of Borsa Italiana since June 2007.

Clean Energy Fuels Corp. is the leading provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG vehicle fueling stations; manufacture CNG and LNG equipment and technologies; and deliver more CNG and LNG vehicle fuel than any other company in the U.S. Clean Energy also sells Redeem RNG fuel and believes it is the cleanest transportation fuel commercially available, reducing greenhouse gas emissions by up to 70%. For more information, visit www.CleanEnergyFuels.com.

For further information:

Contact person for analysts/investors:
LANDI RENZO
Pierpaolo Marziali
M&A and Investor Relations Officer
ir@landi.it

Contact for media:
Image Building
Cristina Fossati, Angela Fumis, Anna Pirtali
Tel. 02 89011300
e-mail landirenzo@imagebuilding.it

Clean Energy Media Contact:
Jason Johnston - Media
+1 949 437 1411
jason.johnston@cleanenergyfuels.com

Clean Energy Investor Contact:
Tony Kritzer - Investors
+1 949 437 1403
tkritzer@cleanenergyfuels.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding, among other things: the Company’s agreement to combine its natural gas fueling compressor business with SAFE, whether the combined company is established as planned and whether the synergies, capabilities, overhead reductions, margin improvements, market addressability and strategic advantages expected from this combination are achieved; the timing of the proposed combination; and the benefits of natural gas (including RNG) as an alternative vehicle fuel, including economic and environmental benefits.

Actual results and the timing of events could differ materially from those expressed in or implied by these forward-looking statements as a result of a variety of factors, including, among others: satisfaction of the conditions required to close the combination; supply, demand, use and prices of crude oil, gasoline, diesel, natural gas and other alternative fuels; the willingness of fleets and other consumers to adopt natural gas (including RNG) as a vehicle fuel; the combined company’s ability to implement business plans. The forward-looking statements made in this press release speak only as of the date of this press release and Clean Energy undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the reports and other documents Clean Energy files with the SEC (available at www.sec.gov) contain additional information on these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.